Exhibit 10.2 Agreement with Tommi Ferguson
AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is entered into as of this 5th day of March, 2002, between World Health Alternatives, Inc., a Florida Corporation
with its principal offices located at 155 Limekiln Road, Darlington,
Pennsylvania (hereinafter referred to as "CORPORATION"), and Tommi Ferguson, located at P.O. Box 183, Petersburg, Ohio (hereinafter referred to as
"CONSULTANT").

WITNESSETH:

WHEREAS, CORPORATION is engaged in an internet retail business that consists of vitamins, minerals, herbs, spices, homeopathic, and aromatherapy products.
WHEREAS, CORPORATION is desirous of the Consultant performing certain services on its behalf as more specifically set forth herein ("the Services") and made a part hereof;
WHEREAS, the Consultant desires to perform the services for CORPORATION; and
WHEREAS, the parties have agreed that the Consultant will provide the services according to the terms and conditions set forth in this agreement.
NOW THERFORE, THE PARTIES AGREE AS FOLLOWS:

1.  Appointment and Engagement
CORPORATION hereby appoints and engages the Consultant pursuant to the terms and conditions of this Agreement. Consultant accepts such appointment and agrees to perform the services herein upon the terms and conditions of this Agreement.

2.  Authority and Description of Services
During the term of this Agreement, Consultant will furnish the following services from time to time as requested by CORPORATION:
CONSULTANT Shall assist the Corporation in locating web site development personnel to update the design, graphics, and functional aspects of the
Corporations website;
Assist the Corporation to establish an incentive program its' customers;
Assist the Corporation to locate venues to conduct advertising of its products;
and
Assist the Corporation in expanding its product lines on its website.

3.  Term of Agreement
This Agreement shall become effective upon execution hereof and shall continue thereafter and remain in effect for a period of one (1) year.

4.  Where Services shall be performed
The services shall be performed by Consultant at any office location deemed appropriate by Consultant.

5.  Termination.
This Agreement may be terminated by either party prior to the expiration of the term as follows:
A. Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary;
b. Upon the other party taking the benefit of any insolvency law; and/or
c. Upon the other party having or applying for a receiver appointed for either party; and
D. Upon the breach of any representation by either party.

6.  Consultant as Independent Contractor.
Consultant shall provide the services as an independent contractor, and not as an employee of CORPORATION or any Corporation affiliated with CORPORATION.
Consultant has no authority to bind CORPORATION or any affiliate of CORPORATION to any legal action, contract, agreement, or purchase. Consultant is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded to CORPORATION employees.

7.  Amendments
This Agreement may be modified or amended, provided such modifications or amendments are mutually agreed upon by and between the parties hereto and that said modifications or amendments are made in writing and signed by both parties.

8.  Severability
If any provision of this Agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is contrary to law, invalid or unenforceable, and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

9.  Headings
Headings used throughout this Agreement are for reference and convenience, and in no way define, limit or describe the scope or intent of this Agreement or effect its provisions.

10. Applicable Law
This Agreement is executed pursuant to and shall be interpreted and governed for all purposes by the laws of the State of Pennsylvania.

11. Inurement
This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

12. Assignment.
CORPORATION hereby grants the Consultant the right to assign any or all of its obligations incurred hereunder to any entity which is an affiliate of the
Consultant and by this Agreement does hereby consent to any said Assignment upon the Consultant advising CORPORATION of said assignment in writing to
Corporation's address for notice provided herein and that subsequent to said assignment Corporation's relationship with the Consultant is severed in its entirety provided however that CORPORATION is in no manner responsible for any further costs or expenses to said affiliate except for those said costs noted in this Agreement which have not been paid to the Consultant.

13. Compensation.
In consideration of Consultant performing the services, CORPORATION shall pay to
Consultant seven hundred fifty thousand (750,000) Shares of CORPORATION Common
Stock.

World Health Alternatives, Inc.

BY:______________________________________
President

Tommi Ferguson

BY:______________________________________
Consultant